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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                          Hertz Technology Group, Inc.
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             (Exact name of registrant as specified in its charter)


                  Delaware                                       13-3896069
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    (State of incorporation or organization)                  (I.R.S. Employer
                                                             Identification No.)


        325 Fifth Avenue, New York, NY                10016-5012
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     (Address of principal executive office)          (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class             Name of each exchange which
       to be so registered           each class is to be registered

                  None
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Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $.001 per share
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                                (Title of Class)

                                Class A Warrants
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                                (Title of Class)




            Units, each Unit consisting of one Share of Common Stock

                            and two Class A Warrants
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                                (Title of Class)



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Item 1.   Description of Registrant's Securities to be Registered.

     The description of securities required by this Item is contained in the Registration Statement of the Registrant on Form SB-2, File No. 333-9783 (the "Registration Statement"), filed with the Commission on August 8, 1996, and is incorporated herein by reference to such filing. See "Description of Securities."

Item 2.   Exhibits

         The following exhibits required to be filed by this item are either filed herewith, or, pursuant to Rule 12b-32 of the Act, incorporated herein by reference to the exhibits filed by the registrant with the Registration
Statement:


         (a) Specimen copies of the Common Stock Certificate and the Common Stock Purchase Warrant Certificate (Exhibits 4.1and
                  4.2 to the Registration Statement).

         (b) Copies of all constituent instruments defining the rights of the holders of the Common Stock:

                  (i) Certificate of Incorporation (Exhibit 3.1A to the Registration Statement);

                  (ii) Certificate of Amendment to the Certificate of Incorporation (Exhibit 3.1B to the Registration Statement);


                  (iii)    By-Laws (Exhibit 3.2 to the Registration Statement);


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: November_4, 1996

                                                   Hertz Technology Group, Inc.


                                      By:      /s/ Eli E. Hertz
                                               Eli E. Hertz, Chairman, President
                                               and Chief Executive Officer